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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan for the registration of 500,000 shares of Inverness Medical Innovations, Inc. common stock, of our report dated February 20, 2003, with respect to the consolidated financial statements of Inverness Medical Innovations, Inc. included in its Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
July 11, 2003

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Consent of Independent Auditors